Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                        FBR Asset Investment Corporation
             (Exact Name of Registrant as Specified in Its Charter)


                VIRGINIA                              Issuer:  54-1873198
    (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
    Incorporation or Organization)

         1001 19th Street North                          22209
             Arlington, Virginia                       (Zip Code)
  (Address of Principal Executive Offices)
                                  ------------
                        FBR Asset Investment Corporation

                              Stock Incentive Plan

                            (Full Title of the Plan)
                                  ------------
                               Kurt R. Harrington
                             Chief Financial Officer
                        FBR Asset Investment Corporation
                   Potomac Tower, 1001 Nineteenth Street North
                            Arlington, Virginia 22209
                       (Name and Address of Agent for Service)
                                 (703) 469-1000
                            (703) 312-9756 (Telecopy)
          (Telephone number, Including Area Code, of Agent for Service)

                                 With a copy to:

                              Daniel M. LeBey, Esq.
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8200
                                  ------------


                                          CALCULATION OF REGISTRATION FEE
================================ ===================== ==================== ===================== ==================
                                                        Proposed maximum      Proposed maximum
      Title of securities            Amount to be        offering price          aggregate            Amount of
       to be registered               registered            per share          offering price     registration fee
-------------------------------- --------------------- -------------------- --------------------- ------------------

FBR Asset Investment              155,000 shares (1)       $25.325 (2)         $3,925,375 (2)        $938.16 (2)
    Corporation Common Stock,
    par value $0.01 per share
====================================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement also registers such number of additional securities that may be offered pursuant to the terms of the FBR Asset Investment Corporation Stock Incentive Plan which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices on the American Stock Exchange on December 14, 2001.
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                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by FBR Asset Investment Corporation, a Virginia corporation (the "Registrant"), relating to an additional 155,000 shares of the Registrant's Common Stock, par value $0.01 per share (the "Common Stock"), which may be offered and sold pursuant to the FBR Asset Investment Corporation Stock Incentive Plan (the "Plan").


                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents of the Registrant hereto fore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

     (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     (3) Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

     (4) Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

     (5) Current Report on Form 8-K filed on February 13, 2001.

     (6) Current Report on Form 8-K filed on February 20, 2001.

     (7) Current Report on Form 8-K filed on May 4, 2001.

     (8) Current Report on Form 8-K filed on October 25, 2001.

     (9) Our Definitive Proxy Materials filed April 26, 2001.

    (10) The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on May 28, 2001.

         Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that the facts then known would not preclude indemnification. In a proceeding by or in the right of the corporation, no indemnification may be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, except that a court may order indemnification to the extent of the director's or officer's reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he or she was adjudged liable to the corporation. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or by any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         The Articles of Incorporation of the undersigned Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 7.  Exemption for Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
         Statement:


  Exhibit No.
-----------------

      5.1         Opinion of Hunton & Williams.

      23.1        Consent of Arthur Andersen LLP.

      23.2        Consent of Hunton & Williams (filed as part of Exhibit 5).

       24         Power of Attorney (included on signature page).


Item 9.  Undertakings.

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act")
                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on the 20th day of December, 2001.

                                           FBR Asset Investment Corporation




                                           By:    /s/ Eric F. Billings
                                                 --------------------------
                                                 Eric F. Billings
                                                 Chairman, Chief Executive
                                                 Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity indicated on the 20th day of December, 2001.



                                            By:    /s/ Kurt R. Harrington
                                                  --------------------------
                                                  Kurt R. Harrington
                                                  Chief Financial Officer,
                                                  Treasurer and Secretary
                                                  (Principal Financial Officer)

                                POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on December 20, 2001. Each of the directors and/or officers of FBR Asset Investment Corporation whose signature appears below hereby appoints Eric F. Billings and Richard J. Hendrix, and both of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable FBR Asset Investment Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature                 Title                                    Date

/s/ Eric F. Billings      Chairman, Chief Executive          December 20, 2001
-----------------------   Officer and Director
Eric F. Billings          (Principal Executive Officer)


/s/ Richard J. Hendrix    Chief Operating Officer            December 20, 2001
-----------------------
Richard J. Hendrix

/s/ Emanuel J. Friedman   Director                           December 20, 2001
-----------------------
Emanuel J. Friedman


 /s/ Peter A. Gallagher   Director                           December 20, 2001
-----------------------
Peter A. Gallagher

 /s/ Stephen D. Harlan    Director                           December 20, 2001
-----------------------
Stephen D. Harlan

/s/ Russel C. Lindner     Director                           December 20, 2001
-----------------------
Russel C. Lindner

                                  EXHIBIT INDEX

  Exhibit No.
-----------------

      5.1         Opinion of Hunton & Williams.
      23.1        Consent of Arthur Andersen LLP
      23.2        Consent of Hunton & Williams (filed as Part of Exhibit 5).
       24         Power of Attorney (included on signature page).